NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA.

CUSIP NO. 749781 10 0

AUTHORIZED COMMON STOCK: 20,000,000 SHARES.

PAR VALUE: $.01

RxBIDS ®

Countersigned & Registered

PACIFIC STOCK TRANSFER COMPANY

Las Vegas, Nevada

TRANSFER AGENT AND REGISTRAR

By: _______________________________

Fully paid and non-assessable shares of RxBIDS Common Stock

PRESIDENT

SECRETARY